UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Classified - Unclassified

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, Gary Fayard, Executive Vice President and Chief Financial Officer of The Coca-Cola Company (the “Company”), informed the Company of his decision to retire in May 2014.  On February 20, 2014, the Company announced Mr. Fayard’s retirement and that Kathy Waller, age 55, currently Vice President, Finance and Controller, will succeed Mr. Fayard as Chief Financial Officer. Ms. Waller will be elected to this position at the Company’s April Board meeting.  The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 19, 2014, current Directors Donald F. McHenry and Jacob Wallenberg each provided notice to the Chairman of the Board of Directors of the Company of his intention not to stand for re-election at the 2014 Annual Meeting of Shareowners. Messrs. McHenry and Wallenberg will both remain on the Board and maintain their respective Committee memberships until the 2014 Annual Meeting of Shareowners, which is scheduled to occur in April 2014. The Company’s February 20, 2014 press release announcing the retirement of Messrs. McHenry and Wallenberg is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release of The Coca-Cola Company, dated February 20, 2014, regarding the Chief Financial Officer.

99.2                        Press Release of The Coca-Cola Company, dated February 20, 2014, regarding Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: February 21, 2014	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and Chief Legal Counsel